UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 27, 2021 (May 25, 2021)

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37656	47-4452789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1407 Broadway, 38th Floor, New York, NY 10018

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SQBG	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 25, 2021, Sequential Brands Group, Inc. (the “Company”) and certain of its subsidiaries entered into waivers (collectively, the “Waivers”) under each of (i) the Third Amended and Restated Credit Agreement with Wilmington Trust, National Association, as administrative agent and collateral agent, and the lenders party thereto (“Second Lien Credit Agreement”) and (ii) the Third Amended and Restated First Lien Credit Agreement with Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto (“First Lien Credit Agreement”).  The Waivers waived existing defaults and extended the deadline under the First Lien Credit Agreement and the Second Lien Credit Agreement to deliver the first quarter of 2021 financial statements and the first quarter of 2021 compliance certificates to June 8, 2021. The Waivers are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standards; Transfer of Listing.

On May 25, 2021, the Company received a letter (the “Letter”) from the Nasdaq Stock Market (“Nasdaq”) notifying the Company that as a result of not having timely filed its Quarterly Report on Form 10-Q for the period ended March 31, 2021 (the “Form 10-Q”) that the Company was not in compliance with the requirements of Nasdaq Listing Rule 5250(c)(1). The Letter has no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Capital Market.

The Letter states that the Company is required to submit a plan to regain compliance with Rule 5250(c)(1) by July 26, 2021. If the plan is accepted by Nasdaq, then Nasdaq can grant the Company up to 180 calendar days from the due date of the Form 10-Q to regain compliance. As previously disclosed, the Company plans on filing the Form 10-Q, as well as issue its earnings release by, or to the extent possible before, June 4, 2021.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Limited Waiver to Third Amended and Restated Credit Agreement, dated as of May 25, 2021, among Sequential Brands Group, Inc., certain subsidiaries of Sequential Brands Group, Inc. named therein, Wilmington Trust, National Association, as administrative agent and collateral agent and the lenders party thereto.

10.2	Waiver Letter to the Third Amended and Restated First Lien Credit Agreement, dated as of May 25, 2021, among Sequential Brands Group, Inc., Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sequential Brands Group, Inc.

Date: May 27, 2021	By:	/s/ Lorraine DiSanto
	Name:	Lorraine DiSanto
	Title:	Chief Financial Officer